UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

        TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01(b)	Changes in Registrant’s Certifying Accountant

As previously reported in TransAtlantic Petroleum Ltd.’s (the “Company”) Form 8-K filed on May 13, 2016, the Audit Committee of the Board of Directors of the Company recommended the appointment of PMB Helin Donovan, LLP (“PMB Helin”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016, subject to the approval of the Company’s shareholders at the Company’s 2016 Annual Meeting of Shareholders (the “Annual Meeting”).

On June 28, 2016, at the Annual Meeting, the Company’s shareholders approved the appointment of PMB Helin as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Company has consulted with DMF System International Independent Auditing, Consulting & Certified Public Accounting Co. (“DMF”) on certain Turkish tax matters, and DMF has provided and continues to provide tax compliance services related to the Company’s business in Turkey. DMF is a member of Russell Bedford International, as is PMB Helin. Other than as noted above, during the years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through June 28, 2016, neither the Company nor anyone acting on its behalf has consulted with PMB Helin with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PMB Helin concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as those terms are defined in Item 304(a)(1) of Regulations S-K, including the related instructions to Item 304 of Regulation S-K).

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 28, 2016, to (i) elect seven directors to the Board of Directors, each for a one-year term (“Proposal 1”), and (ii) appoint PMB Helin to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and to authorize the Audit Committee to determine their remuneration (“Proposal 2”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated May 13, 2016.

The table below shows the final results of the voting at the Annual Meeting:

	Votes Cast in Favor	Votes Cast Against	Votes Withheld	Broker Non-Votes
Proposal 1
N. Malone Mitchell 3rd	21,521,584	138,570	19,177	9,116,270
Bob G. Alexander	21,470,336	184,468	24,527	9,116,270
Brian E. Bayley	19,484,280	2,169,867	25,184	9,116,270
Charles J. Campise	20,002,597	1,650,857	25,877	9,116,270
Marlan W. Downey	21,551,699	108,447	19,185	9,116,270
Gregory K. Renwick	21,493,316	165,426	20,589	9,116,270
Mel G. Riggs	20,140,118	1,514,586	24,627	9,116,270

	Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
Proposal 2	30,470,451	107,789	217,361	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2016

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Chad Burkhardt
Chad Burkhardt
Vice President, General Counsel and Corporate Secretary